UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 26, 2014

CODORUS VALLEY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File	(IRS Employer
	Number)	Number)
105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519
(Registrant’s telephone number including area code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.
FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2014, Codorus Valley Bancorp, Inc. (the “Company”) issued a press release announcing the completion of a private placement of 650,000 shares of its common stock, par value $2.50 per share (“Common Stock”), pursuant to which the Company raised aggregate gross proceeds of $13 million (the “Private Placement”).

The Private Placement was completed pursuant to the terms of a Securities Purchase Agreement, dated March 26, 2014 (the “Purchase Agreement”), by and among the Company and seven (7) accredited investors named therein (the “Purchasers”).

The Company intends to use the net proceeds from the Private Placement to redeem approximately $12.5 million of the $25 million in outstanding shares of its preferred stock held by the United States Department of the Treasury (“Treasury”), and the remainder for general corporate purposes. The redemption of preferred stock held by the Treasury is subject to bank regulatory approval.

The Purchase Agreement contains representations, warranties and covenants of the Company and the Purchasers that are customary in private placement transactions of this nature. The provisions of the Purchase Agreement also include an agreement by the Company to indemnify each Purchaser against certain liabilities.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the form of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the terms of the Purchase Agreement, the Purchasers also entered into a Registration Rights Agreement with the Company. Under the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”), within thirty (30) days following closing of the Private Placement (the “Filing Deadline”), a registration statement covering the resale of the Common Stock to be issued pursuant to the Purchase Agreement. The Company will be required to make certain payments as liquidated damages under the Registration Rights Agreement to holders of the Common Stock issued in the Private Placement in certain circumstances if the registration statement is not (i) filed with the SEC within specific time periods, (ii) declared effective by the SEC within specified time periods or (iii) available (with certain limited exceptions) after having been declared effective. The provisions of the Registration Rights Agreement also include an agreement by the Company to indemnify each Purchaser against certain liabilities.

The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the form of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Important Information

The investments discussed above involve the sale of securities in private transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to the resale restrictions under the Securities Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This document and the information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth under Item 1.01 is incorporated by reference into this Item 3.02. The issuance of the Common Stock pursuant to the Purchase Agreement was conducted to qualify as a private placement to “accredited investors” (as the term is defined under Rule 501 of Regulation D), exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as a transaction by an issuer not involving a public offering.

Item 8.01. Other Events.

In connection with the Private Placement described under Item 1.01, the Company has determined it advisable to set forth in this Current Report on Form 8-K the following risk factors, notwithstanding the fact that, as a “smaller reporting company,” the Company has no affirmative obligation to provide such risk factors in its filings under the Securities Act or Securities Exchange Act of 1934 (the “Exchange Act”). Unless the context otherwise requires, references to “we,” “us,” “our,” “Codorus Valley Bancorp, Inc.,” “Codorus Valley” or the “Company” refer to Codorus Valley Bancorp, Inc. and its direct or indirect owned subsidiaries, and references to the “Bank” refer to PeoplesBank, a Codorus Valley Company.

Risk Factors

Before investing in our common stock, you should carefully consider the risks described below, in addition to the other information contained in this report and in our other filings with the SEC. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are not aware of or focused on, or that we currently deem immaterial, may also impact our business and results of operations. If any of these known or unknown risks or uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the market price of our common stock could decline significantly, and you could lose all or part of your investment.

Risk Related to Our Business

Continued weaknesses in the economy may materially adversely affect our business and results of operations.

          Our results of operations are materially affected by conditions in the capital markets and the economy generally, which continue to be uncertain and include sluggish economic growth, accompanied by high unemployment and historically low interest rates. In recent years, the economic downturn produced downward pressure on stock prices of, and credit availability to, certain companies without regard to those companies’ underlying financial strength.

          In recent years, concerns over unemployment, energy costs, the availability and cost of credit, the U.S. mortgage market, a depressed U.S. real estate market and geopolitical issues such as sovereign-debt defaults and euro-zone political uncertainty have contributed to increased volatility and diminished expectations for the economy and the capital and credit markets in the near term. Dramatic declines in the housing market in recent years, with falling home prices and increasing foreclosures and unemployment, resulted in significant write-downs of asset values by financial institutions. While conditions have improved, a return to a recessionary economy could result in financial stress on our borrowers that would adversely affect our financial condition and results of operations. Deteriorating conditions in the local and regional economies we serve could drive losses beyond those provided for in our allowance for loan losses. The markets for fixed income instruments have experienced decreased liquidity, increased price volatility, credit downgrade events, and increased probability of default. Securities that are less liquid are more difficult to value and may be hard to dispose of. Domestic and international equity markets have also experienced periods of heightened volatility and turmoil, with issuers (such as the Company) that have exposure to the real estate, mortgage, automobile and credit markets particularly affected. These events and other market disturbances may have an adverse effect on us, in part because we are dependent upon customer behavior. Our revenues are susceptible to decline in such circumstances, and our profit margins could erode. In addition, in the event of extreme and prolonged market events, such as the global credit crisis, we could incur significant losses.

          Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets, and inflation all affect the business and economic environment and, ultimately, the profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial products could be adversely affected. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition. The economic slowdown has resulted in legislative and regulatory actions including the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, that have impacted our business and will further impact our business in the future. In addition, we cannot predict whether there will be additional legislative or regulatory actions, when such actions may occur or what impact, if any, such actions could have on our business, results of operations and financial condition.

Deterioration in our local and regional economy or real estate market may adversely affect our business.

          Substantially all of our business is with customers located within York County, Pennsylvania and the Hunt Valley, Bel Air and Westminster, Maryland areas. As a result of this geographic concentration, our results depend largely on economic conditions in these and surrounding areas. Deterioration in economic conditions in this market could:

•	increase loan delinquencies;

•	increase problem assets and foreclosures;

•	increase claims and lawsuits;

•	decrease the demand for our products and services; and

•	decrease the value of collateral for loans, especially real estate, in turn reducing customers’ borrowing power, the value of assets associated with nonperforming loans and collateral coverage.

          Generally, we make loans to small and mid-sized businesses whose success depends on the regional economy. These businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities. Adverse economic and business conditions in our market area could reduce our growth rate, affect our borrowers’ ability to repay their loans and, consequently, adversely affect our financial condition and performance. For example, we place substantial reliance on real estate as collateral for our loan portfolio. A sharp downturn in real estate values in our market area could leave many of our loans inadequately collateralized. If we are required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values, our earnings could be adversely affected.

If our allowance for loan and lease losses is not sufficient to cover actual loan and lease losses, our earnings would decrease.

          To absorb probable, incurred loan and lease losses that we may realize, we recognize an allowance for loan and lease losses based on, among other things, national and regional economic conditions, historical loss experience, and delinquency trends. However, we cannot estimate loan and lease losses with certainty, and we cannot assure you that charge-offs in future periods will not exceed the allowance for loan and lease losses. If charge-offs exceed our allowance, our earnings would decrease. In addition, regulatory agencies, as an integral part of their examination process, review our allowance for loan and lease losses and may require additions to the allowance based on their judgment about information available to them at the time of their examination. Factors that require an increase in our allowance for loan and lease losses, such as a prolonged economic downturn or continued weakening in general economic conditions such as inflation, recession, unemployment or other factors beyond our control, could reduce our earnings.

Our exposure to credit risk, which is heightened by our focus on commercial lending, could adversely affect our earnings and financial condition.

          There are certain risks inherent in making loans. These risks include interest rate changes over the time period in which loans may be repaid, risks resulting from changes in the economy, risks inherent in dealing with borrowers and, in the case of a loan backed by collateral, risks resulting from uncertainties about the future value of the collateral.

          Commercial loans, including commercial real estate, are generally viewed as having a higher credit risk than residential real estate or consumer loans because they usually involve larger loan balances to a single borrower and are more susceptible to a risk of default during an economic downturn. Our consolidated commercial lending operations include commercial, financial and agricultural lending, real estate construction lending, and commercial mortgage lending. Construction financing typically involves a higher degree of credit risk than commercial mortgage lending. Risk of loss on a construction loan depends largely on the accuracy of the initial estimate of the property’s value at completion of construction compared to the estimated cost (including interest) of construction. If the estimated property value proves to be inaccurate, the loan may be inadequately collateralized.

          Because our loan portfolio contains a significant number of commercial real estate, commercial and industrial loans, and construction loans, the deterioration of these loans may cause a significant increase in nonperforming loans. An increase in nonperforming loans could cause an increase in loan charge-offs and a corresponding increase in the provision for loan losses, which could adversely impact our financial condition and results of operations.

Changes in interest rates could adversely impact our financial condition and results of operations.

          Our ability to make a profit, like that of most financial institutions, substantially depends upon our net interest income, which is the difference between the interest income earned on interest earning assets, such as loans and investment securities, and the interest expense paid on interest-bearing liabilities, such as deposits and borrowings. Changes in interest rates can increase or reduce net interest income and net income.

          Different types of assets and liabilities may react differently, and at different times, to changes in market interest rates. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a period, an increase in market rates of interest could reduce net interest income. When interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could reduce net interest income. Changes in market interest rates are affected by many factors beyond our control, including inflation, unemployment, money supply, international events, and events in the United States and other financial markets.

          We attempt to manage risk from changes in market interest rates, in part, by controlling the mix of interest rate sensitive assets and interest rate sensitive liabilities. However, interest rate risk management techniques are not exact and a rapid increase or decrease in interest rates could adversely affect our financial performance.

Government regulation significantly affects our business.

          As a publicly traded financial holding company, we are subject to various requirements and restrictions under the Dodd-Frank Act. The Dodd-Frank Act requires publicly traded companies to give shareholders a non-binding vote on executive compensation and so-called “golden parachute” payments and requires that listed companies implement and disclose “clawback” policies for recovery of incentive compensation paid to executive officers in connection with accounting restatements. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not.

          Apart from the Dodd-Frank Act, the banking industry is heavily regulated, and such regulations are intended primarily for the protection of depositors and the federal deposit insurance funds, not shareholders. As a financial holding company, we are subject to regulation by the Federal Reserve. Our bank subsidiary is also regulated by the Federal Deposit Insurance Corporation, or FDIC, and is subject to regulation by the Pennsylvania Department of Banking and Securities and recently, by regulations promulgated by the Consumer Financial Protection Bureau as to consumer financial services and products. These regulations affect lending practices, capital structure, investment practices, dividend policy, and growth. In addition, we have non-bank operating subsidiaries from which we derive income. One of these non-bank subsidiaries, Codorus Valley Financial Advisors, Inc., engages in providing investment management and insurance brokerage services, industries that are also heavily regulated on both a state and federal level. In addition, newly enacted and amended laws, regulations, and regulatory practices affecting the financial service industry may result in higher capital requirements, higher insurance premiums and limit the manner in which we may conduct our business. Such changes may adversely affect us, including our ability to offer new products and services, obtain financing, attract deposits, make loans and leases and achieve satisfactory spreads, and may also result in the imposition of additional costs on us. As a public company, we are also subject to the corporate governance standards set forth in the Sarbanes-Oxley Act of 2002, as well as any applicable rules or regulations promulgated by the SEC and The NASDAQ Stock Market, LLC.

          Compliance with such current and potential regulation and scrutiny may significantly increase our costs, impede the efficiency of our internal business processes, affect retention of key personnel, require us to increase our regulatory capital, require us to invest significant management attention and resources and limit our ability to pursue business opportunities in an efficient manner.

We will become subject to more stringent capital requirements.

          The Dodd-Frank Act required the federal banking agencies to establish minimum leverage and risk-based capital requirements for insured banks and their holding companies. The federal banking agencies issued a joint final rule, or the “Final Capital Rule,” that implements the Basel III capital standards and establishes the minimum capital levels required under the Dodd-Frank Act. We must comply with the Final Capital Rule by January 1, 2015. The Final Capital Rule establishes a minimum common equity Tier I capital ratio of 6.5% of risk-weighted assets for a “well capitalized” institution and increases the minimum Tier I capital ratio for a “well capitalized” institution from 6.0% to 8.0%. Additionally, the Final Capital Rule requires an institution to maintain a 2.5% common equity Tier I capital conservation buffer over the 6.5% minimum risk-based capital requirement for “adequately capitalized” institutions, or face restrictions on the ability to pay dividends, discretionary bonuses, and engage in share repurchases. The Final Capital Rule permanently grandfathers trust preferred securities issued before May 19, 2010, subject to a limit of 25% of Tier I capital. The Final Capital Rule increases the required capital for certain categories of assets, including high-volatility construction real estate loans and certain exposures related to securitizations; however, the Final Capital Rule retains the current capital treatment of residential mortgages. Under the Final Capital Rule, we may make a one-time, permanent election to continue to exclude accumulated other comprehensive income from capital. If we do not make this election, unrealized gains and losses will be included in the calculation of our regulatory capital. Implementation of these standards, or any other new regulations, may adversely affect our ability to pay dividends, or require us to reduce business levels or raise capital, including in ways that may adversely affect our results of operations or financial condition.

The implementation of the Biggert-Waters Flood Insurance Reform Act of 2012 could negatively impact our customers’ ability to repay loans and maintain deposit balances and have significant, negative impacts on real estate values in certain geographies in which the Company operates. These events could adversely affect our financial condition and results of operations.

          The Biggert-Waters Flood Insurance Reform Act of 2012, or Biggert-Waters, was enacted in 2012 and is intended to reform and modernize the National Flood Insurance Program by reducing federal insurance subsidies for certain property in flood-prone areas. The increases in flood insurance premiums proposed by Biggert-Waters were to take effect in the latter part of 2013, but subsequent legislative action has delayed certain flood insurance premium increases.

          Flood insurance premium increases could significantly slow economic activity in our market areas in which flood insurance policies are issued, as well as impair property owners’ ability to continue to own, and in the case of businesses, operate their facilities. To the extent these borrowers are impacted by Biggert-Waters, their ability to service loans owed to us, and the value of collateral could be adversely impacted. In addition, a decrease in the volume of sales transactions for properties located in these areas, as well as reduced deposit levels maintained by these customers, could result.

          If there is no repeal or amendment of Biggert-Waters, potential outcomes could include, but not be limited to: lower loan growth, increased past due loans, increased non-performing assets, higher net charge offs, and/or reduced deposit levels. These events, either collectively or individually, could negatively affect our financial condition and results of operations.

The soundness of other financial services institutions may adversely affect our credit risk.

          Our ability to engage in funding transactions could be adversely affected by the actions and failure of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual funds, and other institutional clients. As a result, defaults by, or even questions or rumors about, one or more financial services institutions, or the financial services industry generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or other institutions. Many of these transactions expose us to operational and credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due us. Losses related to these credit risks could materially and adversely affect our results of operations or earnings.

We are required to make a number of judgments in applying accounting policies and different estimates and assumptions in the application of these policies could result in a decrease in capital and/or other material changes to our reports of financial condition and results of operations.

          Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and reserve for unfunded lending commitments, the effectiveness of derivatives and other hedging activities, and the fair value of certain financial instruments (securities, derivatives, and privately held investments), income tax assets or liabilities (including deferred tax assets and any related valuation allowance), and share-based compensation. While we have identified those accounting policies that are considered critical and have procedures in place to facilitate the associated judgments, different assumptions in the application of these policies could result in a decrease to net income and, possibly, capital and may have a material adverse effect on our financial condition and results of operations.

          From time to time, the Financial Accounting Standards Board, or FASB, and the SEC change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes are beyond our control, can be difficult to predict, and could materially impact how we report our financial condition and results of operations. We could be required to apply new or revised guidance retrospectively, which may result in the revision of prior financial statements by material amounts. The implementation of new or revised guidance could result in material adverse effects to our reported capital.

We may elect or need to seek additional capital in the future, but that capital may not be available when needed.

          We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations. In the future, we may elect or need to raise additional capital. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial performance. Accordingly, we cannot assure you of our ability to raise additional capital if needed on acceptable terms. If we cannot raise additional capital when needed, our ability to expand our operations through internal growth or acquisitions could be materially impaired.

Our controls and procedures may fail or could be circumvented.

          Management regularly reviews and updates our internal controls, disclosure controls and procedures, and corporate governance policies and procedures in order to ensure accurate financial control and reporting. Any system of controls, no matter how well designed and operated, can only provide reasonable, not absolute assurance that the objectives of the system are met. Any failure or circumvention of our controls and/or procedures could have a material adverse effect on our business and results of operation and financial condition.

The inability to hire or retain key personnel could adversely affect our business.

          Our success is dependent upon our ability to attract and retain highly skilled individuals. We face intense competition from various other financial institutions, as well as from non-bank providers of financial services, such as credit unions, brokerage firms, insurance agencies, consumer finance companies and government organizations, for the attraction and retention of key personnel, specifically those who generate and maintain our customer relationships and serve in other key operation positions in the areas of finance, credit oversight and administration, and wealth management. These competitors may offer greater compensation and benefits, which could result in the loss of potential and/or existing substantial customer relationships and may adversely affect our ability to compete effectively. The unexpected loss of services of one or more of these or other key personnel could have a material adverse impact on our business because of their skills, knowledge of the markets in which we operate, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

Unauthorized disclosure of sensitive or confidential client or customer information, whether through a breach of our computer systems or otherwise, could severely harm our business.

          As part of our business we collect, process, and retain sensitive and confidential client and customer information in both paper and electronic form. We believe we have taken reasonable and prudent security measures to prevent the loss of this information, including steps to detect and deter cyber-related crimes intended to electronically infiltrate our network, capture sensitive client and customer information, deny service to customers via our website, and harm our electronic processing capability. Despite the security measures we have in place, our facilities and systems, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, computer viruses or compromises, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential customer information, whether by us or by our vendors, could severely damage our reputation, expose us to the risks of litigation and liability, disrupt our operations and have a material adverse effect on our business.

Damage to our reputation could significantly harm our business, including our competitive position and business prospects.

          We are dependent on our reputation within our market area, as a trusted and responsible financial company, for all aspects of our relationships with customers, employees, vendors, third-party service providers, and others, with whom we conduct business or potential future business. Our ability to attract and retain customers and employees could be adversely affected if our reputation is damaged. Our actual or perceived failure to address various issues could give rise to reputational risk that could cause harm to us and our business prospects. These issues also include, but are not limited to, legal and regulatory requirements; properly maintaining customer and employee personal information; record keeping; money-laundering; sales and trading practices; ethical issues; appropriately addressing potential conflicts of interest; and the proper identification of the legal, reputational, credit, liquidity and market risks inherent in our products. Failure to appropriately address any of these issues could also give rise to additional regulatory restrictions and legal risks, which could, among other consequences, increase the size and number of litigation claims and damages asserted or subject us to enforcement actions, fines and penalties and incur related costs and expenses.

We rely on other companies to provide key components of our business infrastructure.

          Third party vendors provide key components of our business infrastructure such as internet connections, network access and core application processing. While we have selected these third party vendors carefully, we do not control their actions. Any problems caused by these third parties, including as a result of their not providing us their services for any reason or their performing their services poorly, could adversely affect our ability to deliver products and services to our customers or otherwise conduct our business efficiently and effectively. Replacing these third party vendors could also entail significant delay and expense.

We continually encounter technological change, and we may have fewer resources than our competitors to continue to invest in technological improvements, which could reduce our ability to effectively compete.

          Our future success depends, in part, on our ability to effectively embrace technology efficiencies to better serve customers and reduce costs. Many of our competitors have substantially greater resources to invest in technological improvements. There can be no assurance that we will be able to effectively implement new technology-driven products and services, which could reduce our ability to effectively compete. Failure to keep pace with technological change could potentially have an adverse effect on our business operations and financial condition.

Competition from other financial institutions in originating loans, attracting deposits and providing various financial services may adversely affect our profitability.

          Our banking subsidiary faces substantial competition in originating loans, both commercial and consumer. This competition comes principally from other banks, savings institutions, mortgage banking companies, and other lenders. Many of our competitors enjoy advantages over us, including greater financial resources and higher lending limits, a wider geographic presence, more accessible branch office locations, the ability to offer a wider array of services or more favorable pricing alternatives, as well as lower origination and operating costs. This competition could reduce our net income by decreasing the number and size of loans that our banking subsidiary originates and the interest rates it may charge on these loans.

          In attracting business and consumer deposits, our bank subsidiary faces substantial competition from other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Many of our competitors enjoy advantages over us, including greater financial resources, more aggressive marketing campaigns and better brand recognition and more branch locations. These competitors may offer higher interest rates than we do, which could decrease the deposits that we attract or require us to increase our rates to retain existing deposits or attract new deposits. Increased deposit competition could adversely affect our ability to generate the funds necessary for lending operations. As a result, we may need to seek other sources of funds that may be more expensive to obtain and could increase our cost of funds.

          Our banking and non-banking subsidiaries also compete with non-bank providers of financial services, such as brokerage firms, consumer finance companies, credit unions, insurance companies and governmental organizations which may offer more favorable terms. Some of our non-bank competitors are not subject to the same extensive regulations that govern our banking operations. As a result, such non-bank competitors may have advantages over our banking and non-banking subsidiaries in providing certain products and services. This competition may reduce or limit our margins on banking and non-banking services, reduce our market share, and adversely affect our earnings and financial condition.

Risks Related to Our Common Stock

The market price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

          The market price of our common stock on the NASDAQ Global Market constantly changes. We expect that the market price of our common stock will continue to fluctuate and there can be no assurance about the market prices for our common stock.

          Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	our financial condition, performance, creditworthiness and prospects;

•	quarterly variations in our operating results or the quality of our assets;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of innovations, new products, strategic developments, significant contracts, acquisitions and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities;

•	the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•

changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or real estate valuations or volatility and other geopolitical, regulatory or judicial events; and

•	the relatively low trading volume of our common stock.

The trading volume of our common stock may not provide adequate liquidity for investors.

          Our common stock is listed under the symbol “CVLY” on the NASDAQ Global Market. The average daily trading volume for shares of our common stock is less than larger financial services companies. Given the lower trading volume of our common stock, the sale of a significant number of these shares, or the expectation of such sales, could adversely affect the market price of our stock.

We may issue additional common stock or other equity securities in the future which could dilute the ownership interest of existing shareholders.

          In order to maintain our capital at desired or regulatory-required levels or to replace existing capital, we may be required to issue additional shares of common stock, or securities convertible into, exchangeable for or representing rights to acquire shares of common stock. Generally, we are not restricted from issuing such additional shares. We may sell any shares that we issue at prices below the current market price of our common stock, and the sale of these shares may significantly dilute shareholder ownership. We could also issue additional shares in connection with acquisitions of other financial institutions or in connection with our equity compensation plans.

Offerings of debt and/or preferred equity securities may adversely affect the market price of our common stock.

          We may attempt to increase our capital resources or, if our or our subsidiary bank’s capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings are likely to receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

          Our board of directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends or upon our dissolution, winding up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Our SBLF Preferred Stock impacts net income available to our common stockholders and earnings per common share.

          As of December 31, 2013, we had $25 million of our Senior Non-cumulative Perpetual Preferred Stock, Series B, or SBLF Preferred Stock, issued and outstanding. The dividends declared on the SBLF Preferred Stock reduce the net income available to common stockholders and our earnings per common share. The SBLF Preferred Stock will also receive preferential treatment in the event of liquidation, dissolution or winding up of the Company.

The dividend rate on the SBLF Preferred Stock will increase significantly if we have not redeemed the SBLF Preferred Stock before February 18, 2016.

          The per annum dividend rate on the SBLF Preferred Stock is currently, and will remain, fixed at 1% through the earlier of the redemption of the SBLF Preferred Stock by the Company and February 18, 2016. After February 18, 2016, the dividend rate on any outstanding SBLF Preferred Stock will be fixed at 9.00%. While we intend to redeem the SBLF Preferred Stock prior to February 18, 2016, our ability to complete a redemption of all of our SBLF Preferred Stock would be dependent on a number of factors, including, but not limited to, our capital position and the prior receipt of certain regulatory approvals. No assurance can be given that our capital position would support a redemption prior to February 18, 2016, or that required regulatory approvals would be received. Depending on our financial condition at the time, any increases in the dividend rate payable on the SBLF Preferred Stock could have a material adverse effect on our liquidity.

Holders of the SBLF Preferred Stock have limited voting rights.

          Until and unless we fail to pay full dividends on the SBLF Preferred Stock for six or more dividend periods, whether or not consecutive, and the aggregate liquidation preference amount of the then-outstanding shares of SBLF Preferred Stock is at least $25 million, the holders of the SBLF Preferred Stock will have no voting rights except with respect to certain fundamental changes in the terms of the SBLF Preferred Stock and except as may be required by law. If, however, dividends on the SBLF Preferred Stock are not paid in full for six dividend periods, whether or not consecutive, and if the aggregate liquidation preference amount of the then-outstanding shares of SBLF Preferred Stock is at least $25 million, then the total number of positions on the Company’s board of directors will automatically increase by two and the holders of the SBLF Preferred Stock, acting as a single class, will have the right, but not the obligation, to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid full dividends for at least four consecutive dividend periods.

Regulatory and contractual restrictions may limit or prevent us from paying dividends on and repurchasing our common stock.

          Our holding company is an entity separate and distinct from its principal subsidiary, PeoplesBank, a Codorus Valley Company, and we derive substantially all of our revenue in the form of dividends from that subsidiary. Accordingly, we are and will be dependent upon dividends from the Bank to pay the principal of and interest on its indebtedness, to satisfy its other cash needs and to pay dividends on its common and preferred stock. The Bank’s ability to pay dividends is subject to its ability to earn net income and to meet certain regulatory requirements. In the event the Bank is unable to pay dividends to us, we may not be able to pay dividends on our common or preferred stock. Also, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors, including those of its depositors.

          Under the terms of the SBLF Preferred Stock and the securities purchase agreement between us and the Treasury in connection with the SBLF transaction, our ability to pay dividends on or repurchase our common stock is subject to a limit requiring us generally not to reduce our Tier 1 capital from the level on the SBLF closing date by more than 10%. In addition, if we fail to pay an SBLF dividend, there are further restrictions on our ability to pay dividends on or repurchase our common stock. As described below in the next risk factor, the terms of our outstanding junior subordinated debt securities prohibit us from paying dividends on or repurchasing our common stock at any time when we have elected to defer the payment of interest on such debt securities or certain events of default under the terms of those debt securities have occurred and are continuing. These restrictions could have a negative effect on the value of our common stock. Moreover, holders of our common stock are entitled to receive dividends only when, as and if declared by our board of directors. Although we have historically paid cash dividends on our common stock, we are not required to do so and our board of directors could reduce, suspend or eliminate our common stock cash dividend in the future.

If we defer payments of interest on our outstanding junior subordinated debt securities or if certain defaults relating to those debt securities occur, we will be prohibited from declaring or paying dividends or distributions on, and from making liquidation payments with respect to, our common stock.

          As of December 31, 2013, we had outstanding approximately $10.3 million aggregate principal amount of junior subordinated debt securities issued in connection with the sale of trust preferred securities by certain of our subsidiaries that are statutory business trusts. We have also guaranteed those trust preferred securities. There are currently two separate series of these junior subordinated debt securities outstanding, each series having been issued under a separate indenture and with a separate guarantee. Each of these indentures, together with the related guarantee, prohibits us, subject to limited exceptions, from declaring or paying any dividends or distributions on, or redeeming, repurchasing, acquiring or making any liquidation payments with respect to, any of our capital stock (including the SBLF Preferred Stock and our common stock) at any time when (i) there shall have occurred and be continuing an event of default under the indenture or any event, act or condition that with notice or lapse of time or both would constitute an event of default under the indenture; or (ii) we are in default with respect to payment of any obligations under the related guarantee; or (iii) we have deferred payment of interest on the junior subordinated debt securities outstanding under that indenture. In that regard, we are entitled, at our option but subject to certain conditions, to defer payments of interest on the junior subordinated debt securities of each series from time to time for up to five years.

          Events of default under each indenture generally consist of our failure to pay interest on the junior subordinated debt securities outstanding under that indenture under certain circumstances, our failure to pay any principal of or premium on such junior subordinated debt securities when due, our failure to comply with certain covenants under the indenture, and certain events of bankruptcy, insolvency or liquidation relating to us or the Bank.

          As a result of these provisions, if we were to elect to defer payments of interest on any series of junior subordinated debt securities, or if any of the other events described in clause (i) or (ii) of the first paragraph of this risk factor were to occur, we would be prohibited from declaring or paying any dividends on the SBLF Preferred Stock and our common stock, from redeeming, repurchasing or otherwise acquiring any of the SBLF Preferred Stock or our common stock, and from making any payments to holders of the SBLF Preferred Stock or our common stock in the event of our liquidation, which would likely have a material adverse effect on the market value of our common stock. Moreover, without notice to or consent from the holders of our common stock or the SBLF Preferred Stock, we may issue additional series of junior subordinated debt securities in the future with terms similar to those of our existing junior subordinated debt securities or enter into other financing agreements that limit our ability to purchase or to pay dividends or distributions on our capital stock, including our common stock.

Our common stock is not insured by any governmental entity.

          Our common stock is not a deposit account or other obligation of any bank and is not insured by the FDIC or any other governmental entity.

Anti-takeover provisions and restrictions on ownership could negatively impact our shareholders.

          Provisions of federal and Pennsylvania law and our amended and restated articles of incorporation and bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our shareholders. In addition, the Bank Holding Company Act of 1956, as amended, or the BHCA, requires any bank holding company to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the BHCA.

          Finally, we are a party to a rights agreement, which, in general terms, works by imposing a significant penalty upon any person or group that acquires 20% or more of our outstanding common stock without the approval of our board of directors. These provisions, regulations and contract provisions apply even if the offer may be considered beneficial by some shareholders.

Forward-looking Statements

This Current Report on Form 8-K (this “Report”) contains forward-looking statements relating to the financial condition and business of the Company and its principal operating subsidiary PeoplesBank, a Codorus Valley Company. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of the Company, and the information available to management at the time that this Report was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements, include, among others, the following that may diminish the expected benefits of the completion of the Private Placement: (i) the inability to obtain regulatory approvals necessary to effectuate the redemption of a portion of the SBLF Preferred Stock; (ii) deterioration in the general economic or business conditions in the markets served by the Bank; (iii) unexpected deposit attrition, customer loss or revenue loss; (iv) the failure to retain or hire key personnel; and (vi) our inability to satisfy certain covenants under the Purchase Agreement.

Because such forward–looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the document in which they are contained. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Securities Purchase Agreement dated March 26, 2014.

10.2	Registration Rights Agreement dated March 26, 2014.

99.1	Press Release issued March 27, 2014.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: March 27, 2014	/s/ Larry J. Miller
Larry J. Miller
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Securities Purchase Agreement dated March 26, 2014

10.2	Registration Rights Agreement dated March 26, 2014.

99.1	Press Release issued March 27, 2014.